Exhibit 5.1

February 10, 2023

Meta Materials Inc.

1 Research Drive

Dartmouth, Nova Scotia, Canada B2Y 4M9

Re:	Meta Materials Inc.

Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Meta Materials Inc., a Nevada corporation (the “Company”), in connection with the offering by the Company of up to $100,000,000 of shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), pursuant to a prospectus supplement dated as of the date hereof and the accompanying base prospectus dated November 18, 2022 (such documents, collectively, the “Prospectus”), that form a part of the Company’s effective Registration Statement on Form S-3 (File No. 333-268282) (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) and declared effective on November 18, 2022. The Shares are to be sold by the Company pursuant to an At Market Issuance Sales Agreement, dated as of February 10, 2023 (the “Agreement”), entered into by the Company and Ladenburg Thalmann & Co. Inc., B. Riley Securities, Inc., D. A. Davison & Co. and Roth Capital Partners, LLC (collectively, the “Agents”).

We have examined, and relied upon the accuracy of factual matters contained in, as applicable, executed original or counterparts of the following documents: (a) the Restated Articles of Incorporation of the Company filed with the Nevada Secretary of State on June 24, 2021, as amended; (b) the Company’s Amended and Restated Bylaws dated October 26, 2016; (c) the resolutions adopted by the Company’s board of directors (including any committee thereof) authorizing, amongst other items, the issuance and sale of the Shares pursuant to the Registration Statement; (d) the Registration Statement; (e) the Prospectus Supplement; and (f) the Agreement. We have also examined such corporate records and other agreements, documents and instruments, and such certificates or comparable documents of public officials and officers and representatives of the Company and have made such inquiries of such officers and representatives and have considered such matters of law as we have deemed appropriate as the basis for the opinion hereinafter set forth.

Meta Materials Inc.

February 10, 2023

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

Based upon the foregoing and subject to the assumptions, exceptions, limitations and qualifications set forth herein, we are of the opinion that the Shares have been duly authorized and, when, as and if, paid for in accordance with the Agreement, such Shares will be validly issued, fully paid and non-assessable.

This opinion is limited to the present laws of the State of Nevada. We express no opinion as to the laws of any other jurisdiction, of the United States of America, or to any state “Blue Sky” laws and regulations, and no opinion regarding the statutes, administrative decisions, rules and regulations or requirements of any county, municipality or subdivision or other local authority of any jurisdiction.

We do not undertake to advise you or anyone else of any changes in the opinions expressed herein resulting from changes in law, changes in fact or any other matters that hereafter might occur or be brought to our attention.

We hereby consent to the filing of this opinion letter as an exhibit the Registration Statement and to the reference to us under the heading “Legal Matters” in the prospectus forming part of the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Ballard Spahr LLP

Ballard Spahr LLP